UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2024

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2024, Peabody Energy Australia Coal Pty Ltd, a wholly-owned subsidiary of Peabody Energy Corporation (the “Company”), entered into an Amendment and Restatement of Contract of Employment with Darren R. Yeates, Executive Vice President and Chief Operating Officer of the Company (the “Employment Agreement”). The Employment Agreement replaces the Contract of Employment between the parties dated October 22, 2020 and as amended and supplemented to date. Capitalized terms used but not defined herein shall have the meanings ascribed to them in either the Employment Agreement or the Peabody Energy Corporation 2019 Executive Severance Plan, certain terms of which, including the capitalized terms referenced herein, are incorporated by reference into the Employment Agreement.

Under the Employment Agreement, which will expire on January 31, 2027 unless extended by mutual agreement, Mr. Yeates will continue his existing responsibilities until the earlier of the closing of the Company’s previously announced proposed acquisition of certain Australia mines from Anglo American plc or October 31, 2025. After that date, the Company may reorganize Mr. Yeates’ responsibilities to exclude either or both of the Company’s Global Sales and Marketing and Global Supply Chain Management functional areas. The Employment Agreement provides that Mr. Yeates will receive an annual base salary, a short-term incentive compensation opportunity and a long-term incentive compensation opportunity as determined by the Compensation Committee of the Board of Directors of the Company from time to time. The Employment Agreement further provides that upon the earlier to occur of the expiration of the Employment Agreement or a Qualifying Termination, the Company will make a lump sum payment to Mr. Yeates equal to the sum of: (i) 1.5 times his then-current base salary, (ii) 1.5 times his Reference Bonus, and (iii) the Pro Rata Bonus. If the expiration of the Employment Agreement or the Qualifying Termination occurs within two (2) years after a Change in Control, the factors for the payments in the preceding sentence will increase from 1.5 times to 2 times.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment and Restatement of Contract of Employment, dated December 27, 2024, between Peabody Energy Australia Coal Pty Ltd and Darren R. Yeates

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2024	PEABODY ENERGY CORPORATION

	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Administrative Officer and Corporate Secretary

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